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                                                                    EXHIBIT 99.1


                         [INGERSOLL-RAND COMPANY LOGO]

                             INGERSOLL-RAND COMPANY

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                DECEMBER 14, 2001
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Ingersoll-Rand Company ("IR-New Jersey") hereby
(a) acknowledges receipt of the Notice of Special Meeting of Shareholders of IR-New Jersey contained on the cover page of the Proxy Statement/Prospectus for the special meeting of shareholders of IR-New Jersey to be held on December 14, 2001, and the Proxy Statement/Prospectus in connection therewith, each dated November _____, 2001, (b) appoints Herbert L. Henkel, David W. Devonshire and Patricia Nachtigal, or any one of them, as proxies, with full power of substitution, to vote all shares of common stock of IR-New Jersey held of record in the name of the undersigned at the Special Meeting of Shareholders to be held at the principal executive offices of IR-New Jersey at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, at 2:00 p.m. on December 14, 2001, and any adjournments or postponements thereof, with all powers the shareholder would possess if present and (c) revokes any proxies previously given with respect to such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED TO APPROVE THE PROPOSAL LISTED ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This card also constitutes voting instructions with respect to shares held in accounts under IR-New Jersey's Savings and Stock Investment Plan and similar plans of IR-New Jersey and its subsidiaries.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

                                              Ingersoll-Rand Company
                                              P.O. Box 11266
                                              New York, N.Y. 10203-0266


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VOTES MUST BE INDICATED (X) IN BLACK
OR BLUE INK AS IN THIS EXAMPLE. [X]


               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

                                   ----------

ITEM 1. To adopt the Agreement and Plan of Merger among Ingersoll-Rand Company, IR Merger Corporation and Ingersoll-Rand Company Limited, a Bermuda company, whereby Ingersoll-Rand Company will effectively change its domicile from New Jersey to Bermuda by merging IR Merger Corporation into Ingersoll-Rand Company, which will be the surviving company and become a wholly-owned, indirect subsidiary of Ingersoll-Rand Company Limited, and pursuant to which each share of Ingersoll-Rand Company will automatically become a Class A common share of Ingersoll-Rand Company Limited and all current shareholders of Ingersoll-Rand Company will become Class A common shareholders of Ingersoll-Rand Company Limited.

                [ ] FOR        [ ] AGAINST       [ ] ABSTAIN



                                    Please date this proxy and sign exactly as your name or names appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    Dated:                                , 2001
                                          --------------------------------


                                    --------------------------------------------
                                    Signature


                                    --------------------------------------------
                                    Signature



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                         [INGERSOLL-RAND COMPANY LOGO]


                             TWO OTHER WAYS TO VOTE
                          VOTE BY INTERNET OR TELEPHONE
                         24 HOURS A DAY - 7 DAYS A WEEK
               SAVE YOUR COMPANY MONEY - IT'S FAST AND CONVENIENT

                                    TELEPHONE
                                1-800-
                                      ----------

      - Use any touch-tone telephone.
      - Have your proxy card ready.
      - Enter your Control Number located in the box below.
      - Follow the simple recorded instructions.

OR

                                    INTERNET
                         http://proxy.shareholder.com/ir

      - Go to the website address listed above.
      - Have your proxy card ready.
      - Enter your Control Number located in the box below.
      - Follow the simple instructions on the website.

OR
                                      MAIL

      - Mark, sign and date your proxy card.
      - Detach your proxy card.
      - Return your proxy card in the postage-paid envelope provided.

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. IF YOU HAVE SUBMITTED YOUR PROXY BY THE INTERNET OR TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK YOUR PROXY CARD.


                                                     1-800-
                                                           ----------
                                                   CALL TOLL-FREE TO VOTE

                                                     -----------------
                                                       CONTROL NUMBER
                                                FOR INTERNET/TELEPHONE VOTING